UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019 (May 14, 2019)

Western Asset Mortgage Capital Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard	91101
Pasadena, California	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(626) 844-9400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	WMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On May 14, 2019, Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Western Asset Management Company, LLC, a California limited liability company and the manager of the Company, and JMP Securities LLC, as underwriter (the "Underwriter"), with respect to (i) the issuance and sale by the Company of 5,000,000 shares of the Company’s common stock to the Underwriter and (ii) the grant by the Company to the Underwriter of an option to purchase all or part of 750,000 additional shares of the Company’s common stock.
The net proceeds to the Company from the offering are expected to be approximately $49.4 million (or approximately $56.9 million if the Underwriter's option to purchase additional shares is exercised in full), after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering for general corporate purposes, including to opportunistically invest in its target assets in accordance with its investment guidelines.
The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriter against certain specified types of liabilities and customary contribution provisions in respect of those liabilities. The Underwriter and its affiliates have provided in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.
The offer and sale of the common stock were made pursuant to a preliminary prospectus supplement and final prospectus supplement related to a registration statement on Form S-3 (File No. 333-216496) under the Securities Act of 1933, as amended, each of which has been filed with the Securities and Exchange Commission.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the common stock being sold in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 14, 2019, by and among Western Asset Mortgage Capital Corporation, Western Asset Management Company, LLC and JMP Securities LLC, as underwriter.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated May 17, 2019.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 17, 2019	By: /s/ Adam C. E. Wright Name: Adam C. E. Wright Title: Assistant Secretary